EXHIBIT 4.1

REGISTRATION RIGHTS AGREEMENT

        REGISTRATION RIGHTS AGREEMENT dated as of February 14, 2002 (this "Agreement"), is by and between DLJ Merchant Banking Partners II, L.P., a Delaware limited partnership, DLJMB Funding II, Inc., a Delaware corporation, DLJ Merchant Banking Partners II-A, L.P., a Delaware limited partnership, DLJ Diversified Partners, L.P., a Delaware limited partnership, DLJ Diversified Partners-A, L.P., a Delaware limited partnership, DLJ Millennium Partners, L.P., a Delaware limited partnership, DLJ First ESC L.L.C., a Delaware limited liability company, DLJ Offshore Partners II, C.V., a Netherlands Antilles limited partnership, DLJ EAB Partners, L.P., a Delaware limited partnership, UK Investment Plan 1997 Partners, a Delaware partnership (each a "DLJ Party" and collectively, the "DLJ Parties"), and Wilson Greatbatch Technologies, Inc., a Delaware corporation (the "Company").

SECTION 1
DEFINITIONS

        1.1 Specific Definitions. The following capitalized terms shall have the meanings ascribed to them in this Section 1.1:

        "Act" shall mean the Securities Act of 1933, as amended.

        "Affiliate" shall have the meaning set forth in Rules 12b-2 under the Exchange Act.

        "Agreement" shall have the meaning set forth in the preamble hereto.

        "Commission" shall mean the Securities and Exchange Commission.

        "Common Stock" shall mean the Common Stock, par value $.001 per share, of the Company.

        "Company" shall have the meaning set forth in the preamble hereto.

        "DLJ Party" and "DLJ Parties" shall have the meanings set forth in the preamble hereto.

        "DLJ Partners II" shall mean DLJ Merchant Banking Partners II, L.P., a party to this Agreement.

        "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

        "Indemnified Party" shall have the meaning set forth in Section 7.3 .

        "Indemnifying Party" shall have the meaning set forth in Section 7.3.

        "Loss" or "Losses" shall have the meaning set forth in Section 7.1 .

        "Managing Underwriter" shall have the meaning set forth in Section 3.2.

        "Notice" shall have the meaning set forth in Section 10.8.

        "Person" shall mean any business entity (including, without limitation, a corporation, partnership (limited or general), limited liability company or business trust) or a natural person.

        "Piggyback Registration" shall have the meaning set forth in Section 3.1.

        "Piggyback Securities" shall have the meaning set forth in Section 3.3.

        "Prospectus" shall have the meaning set forth in Section 7.1.

        "register" "registered" and "registration" and words of similar import refer to a registration effected by preparing and filing with the Commission a registration statement in compliance with the Act, and the declaration and ordering by the Commission of effectiveness of such registration statement or document.

        "Registerable Common Stock" shall mean the Common Stock held by any of the DLJ Parties but shall not include any shares of such Common Stock which have previously been registered for sale, or which have been sold, to the public either pursuant to a registration statement or Rule 144 under the Act.

        "Registration Expenses" shall have the meaning set forth in Section 5.2.

        "Selling Holder" shall mean a holder of Registerable Common Stock who is selling Registerable Common Stock pursuant to a registration statement under the Act and either Section 2.1 or Section 3.1.

        Other Definitions. Other capitalized terms used herein but not defined in Section 1.1 shall have the respective meanings ascribed to them throughout this Agreement.

SECTION 2
DEMAND REGISTRATION RIGHTS

        2.1 Demand Registration Rights.

            (a) Upon receipt of written request by any of the DLJ Parties to register all or part of the Registerable Common Stock for sale under the Act the Company shall as expeditiously as reasonably possible (but in any event not later than sixty (60) days after receipt of such request) prepare and file, and use its best efforts to cause to become effective as soon as practicable, a registration statement under the Act to effect the offering of such Registerable Common Stock in the manner specified in such request (including, without limitation, an underwritten offering or a continuous or delayed offering as contemplated by Rule 415 under the Act).

            (b) If any DLJ Party shall so request with respect to its own Registerable Common Stock, the Company shall take such actions as shall be reasonably necessary or appropriate to permit any share of Registerable Common Stock specified in such request to be offered and sold in compliance with the securities laws and shall otherwise cooperate in a timely manner in such offering.

            (c) Subject to the terms and conditions applicable to Piggyback Registrations under Section 3.2, the DLJ Parties shall be entitled to select and retain one or more investment bankers or managers in connection with any underwritten offerings made pursuant to this Section 2.1, including the Managing Underwriter.

            (d) Subject to the terms and conditions set forth in Section 2.2, any DLJ Party may request the Company to register Registerable Common Stock under the Act pursuant to this Section 2.1 at any time.

        2.2 Terms and Conditions of Demand Registration Rights. Notwithstanding anything to the contrary contained elsewhere herein, the registration rights granted to the DLJ Parties in Section 2.1 are expressly subject to the following terms and conditions

            (a) The DLJ Parties, collectively, shall only be entitled to two (2) requests to register Registerable Common Stock under the terms of Section 2.1. The term "request" as it is used in this Section 2.2(a) shall mean the registration and subsequent sale of Registerable Common Stock.

            (b) In no event shall the Registerable Common Stock offered under a registration statement prepared and filed pursuant to Section 2.1 constitute less than three percent (3%) of the then outstanding shares of Common Stock.

            (c) The DLJ Parties shall not exercise its rights pursuant to Section 2.1 during the 60-day period immediately following the effective date of any registration statement filed by the Company in respect of an offering or sale of securities of the Company by or on behalf of the Company or any other stockholder of the Company. In addition, the Company may delay the filing or effectiveness of the registration statement for a period of up to 90 days after the date of a request for registration pursuant to this Section 2 if at the time of such request (i) the Company is engaged, or has fixed plans to engage within 90 days of the time of such request, in a firm commitment underwritten public offering of Common Stock in which the holders of Registerable Common Stock may include Registerable Common Stock pursuant to Section 3 or (ii) the Company reasonably determines that such registration and offering would interfere with any material transaction involving the Company; provided, however, that the Company may only delay the filing or effectiveness of a registration statement pursuant to this Section 2(c) one-time in any 365-day period measured from the date of the request for registration that is subsequently delayed pursuant to this Section 2(c).

            (d) The DLJ Parties acknowledge and agree that, subject to the underwriters' right to exclude any such Common Stock for marketing reasons in an underwriting offering, the Company may, in connection with any registration statement filed pursuant to Section 2.1, include Common Stock for sale by the Company and/or any stockholder of the Company, whether the offering for which the registration statement is filed is underwritten or not.

SECTION 3
PIGGYBACK REGISTRATION RIGHTS

        3.1 Notice; Piggyback Registration. Subject to the provisions of this Agreement, if the Company proposes to file a registration statement under the Act with respect to an offering of any equity securities by the Company for its own account or for the account of any of its equity holders (other than a registration statement on Form S-4 or Form S-8, or any substitute form that may be adopted by the Commission, or any registration statement filed in connection with an exchange offer or offering of securities solely to the Company's existing security holders), then the Company shall give written notice of such proposed filing to the DLJ Parties as soon as practicable (but in no event less than thirty (30) days before the anticipated effective date of such registration statement), and such notice shall offer such Persons the opportunity to register such number of Registerable Common Stock as each such Person may request (a "Piggyback Registration"). Subject to Sections 3.2, 3.3, 3.4, 3.5 and 3.6 hereof, the Company shall include in each such Piggyback Registration all Registerable Common Stock requested to be included in the registration for such offering. Subject to the terms of any custody agreement, power of attorney or similar agreement entered into by the holder of Registerable Common Stock, each such holder of Registerable Common Stock shall be permitted to withdraw all or part of such holder's Registerable Common Stock from a Piggyback Registration at any time prior to the effective date thereof. The DLJ Parties acknowledge and agree that, subject to Section 3.3, the Company may include the Piggyback Securities of other stockholders of the Company in any Piggyback Registration.

        3.2 Selection of Underwriters. DLJ Partners II shall, for a period of thirty (30) days after the receipt by DLJ Partners II of Notice of a Piggyback Registration, have the right, but not the obligation, to designate, in its sole and absolute discretion, the book-running managing underwriter with respect to the Piggyback Registration (the "Managing Underwriter") and shall, in consultation with the Company, select such additional underwriters to be used in connection with the offering, if any, unless, at the time the Company takes the necessary corporate action to approve the filing of the registration statement, the DLJ Parties and their affiliates collectively do not beneficially own at least five percent (5%) of the Common Stock. In the event that DLJ Partners II exercises such right by notifying the Company thereof, DLJ Partners II shall select, upon consultation with the Company, one or more co-managers for each such offering if DLJ Partners II, in its sole discretion, shall determine that any be necessary, and the underwriting fees related to any such offering shall be allocated among any such co-managers in such proportions as DLJ Partners II shall determine. The Managing Underwriter's compensation for such services will be at market rates subject to the type and size of the offering. In the event of any such offering, the Managing Underwriter and the Company will enter into an agreement appropriate to the circumstances, containing provisions for, among other things, compensation, indemnification, contribution, and representations and warranties, which are usual and customary for similar agreements entered into by the Managing Underwriter or other investment bankers of national standing acting in similar transactions. The Managing Underwriter shall have no obligation to act as underwriter or dealer-manager to the Company or to purchase any securities of the Company, except to the extent that such obligations arise out of an underwriting agreement or dealer-manager agreement, as the case may be, with respect to a particular offering executed and delivered by both the Managing Underwriter and the Company. In the event that the DLJ Parties and their affiliates collectively do not beneficially own at least five percent (5%) of the Common Stock at the time the Company takes the necessary corporate action to approve the filing of the registration statement, or DLJ Partners II does not exercise such right within such thirty (30) day period by notifying the Company thereof, the Company shall select the book-running managing underwriter and such additional underwriters to be used in connection with the offering.

        3.3 Underwriters' Cut-Backs. The Company shall use all commercially reasonable efforts to cause the Managing Underwriter or any other managing underwriter of a proposed underwritten offering, as the case may be, to permit the Registerable Common Stock requested to be included in the registration statement for such offering under Section 3.1 or pursuant to other piggyback registration rights, if any, granted by the Company ("Piggyback Securities") to be included on the same terms and conditions as any similar securities included therein. Notwithstanding the foregoing, the Company shall not be required to include any DLJ Party's Piggyback Securities in such offering unless such DLJ Party accepts the terms of the underwriting agreement between the Company and the Managing Underwriter (or other managing underwriter) or underwriters, and otherwise complies with the provisions of Section 3.4 below. If the managing underwriter or underwriters of a proposed underwritten offering advise the Company in writing that in their opinion the total amount of securities, including Piggyback Securities, to be included in such offering is sufficiently large to potentially impede or interfere with the offering, then in such event the securities to be included in such offering shall be allocated first to the Company and then, to the extent that any additional securities can, in the opinion of such managing underwriter or underwriters, be sold without any such potential to impede or interfere with the offering, pro rata among the holders of Piggyback Securities on the basis of the number of Registerable Common Stock requested to be included in such registration by each such holder.

        3.4 Participation. No DLJ Party may participate in any underwritten registration under this Section 3 unless such DLJ Party (a) agrees to sell such DLJ Party's Registerable Common Stock on the basis provided in any underwriting arrangements approved by the Person entitled hereunder to approve such arrangements, (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and this Agreement and (c) if requested by another Person participating in such underwritten registration, provides that all securities convertible or exchangeable into Common Stock that are included in such underwritten registration shall be so converted or exchanged on or prior to the consummation thereof.

        3.5 Termination by the Company. Notwithstanding anything herein to the contrary, at any time prior to the effectiveness of any registration statement filed pursuant hereto, the Company shall have the right, in its sole and absolute discretion, not to proceed with the registration of any securities pursuant to such registration statement and, in the event that the Company exercises such right, no holder of Registerable Common Stock shall have any right to require the Company to register any such Registerable Common Stock except in accordance with the express provisions of this Agreement.

        3.6 Lock-Up Letters. Each holder of Registerable Common Stock (whether or not such Registerable Common Stock are included in a registration statement pursuant hereto) agrees to execute a written agreement not to effect any public sale or distribution of the issue being registered or of any securities convertible into or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144 under the Securities Act, during the fourteen (14) days prior to, and during the 60-day period beginning on the effective date of a registration statement filed pursuant hereto except as part of such registration if and to the extent requested by the Company in the case of a non-underwritten public offering or if and to the extent requested by the Managing Underwriter or managing underwriter or underwriters, as the case may be, in the case of an underwritten public offering.

SECTION 4
RESTRICTIONS ON PUBLIC SALE BY THE COMPANY AND OTHERS

        The Company agrees:

        (a) not to effect any public sale or distribution of any securities during the 60-day period commencing on the effective date of a registration statement filed pursuant to Section 2.1, except in connection with any merger, acquisition, exchange offer, subscription offer, dividend reimbursement plan or stock option or other director or employee incentive benefit plan; and

        (b) not to grant any other party after the date of this Agreement any registration rights permitting the registration of Common Stock under the securities laws of the United States (or any state thereof) or any foreign jurisdiction that would be superior to the rights granted to the DLJ Parties hereunder, including, without limitation, that any "demand" or "piggyback" registration rights granted to any other party shall be exercisable only to the extent that such exercise would not reduce in a greater than pro rata manner the number of shares of Registerable Common Stock which the DLJ Parties have elected to have included in a registration statement pursuant to Section 3.1; and

        (c) that any agreement entered into after the date hereof pursuant to which the Company grants registration rights with respect to the Company's securities shall contain a provision under which holders of such securities agree, to the extent not inconsistent with applicable laws, not to effect any public sale or distribution of any such securities (excluding any sale in accordance with Rule 144 under the Act) during the 60-day period beginning on the date that the registration statement filed pursuant to Section 2.1 becomes effective.

SECTION 5
REGISTRATION PROCEDURES

        5.1 Registration Procedures. Whenever any of the DLJ Parties has requested that any Registerable Common Stock be registered pursuant to Section 2 or 3 hereof, the Company will, at its expense, use its best efforts to effect the registration and the sale of such Registerable Common Stock under the Act in accordance with the intended method of disposition thereof, and in connection with any such request, the Company will:

            (a) prepare and, as soon as practicable, but in any event within 60 days after notice is given by the DLJ Parties to the Company pursuant to Section 2.1, or by the Company to the DLJ Parties pursuant to Section 3.1, file with the Commission a registration statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of the Registerable Common Stock to be registered thereunder in accordance with the intended method of distribution thereof, and use its best efforts to cause such filed registration statement to become effective under the Act; provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company will furnish to all Selling Holders and to one counsel reasonably acceptable to the Company selected by the Selling Holders, copies of all such documents proposed to be filed, which document will be subject to the review of and comment by such counsel;

            (b) prepare and promptly file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period (except as provided in the last paragraph of this Section 5) of not less than 180 consecutive days or, if shorter, the period terminating when all Registerable Common Stock covered by such registration statement have been sold (but not before the expiration of the applicable period referred to in Section 4(3) of the Act and Rule 174 thereunder, if applicable) and comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the Selling Holders thereof set forth in such registration statement;

            (c) furnish to each such Selling Holder such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such Selling Holder may reasonably request in order to facilitate the disposition of the Registerable Common Stock owned by such Selling Holder;

            (d) notify the Selling Holders promptly, and (if requested by any such Person) confirm such notice in writing, (i) when the registration statement or any post-effective amendment has become effective under the Act and applicable state law, (ii) of any request by the Commission or any other Federal or state governmental authority for amendments or supplements to a registration statement or related prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of a registration statement or the initiation of any proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registerable Common Stock for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and (v) of the happening of any event which makes any statement made in such registration statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any-changes in such registration statement, prospectus or documents so that, in the case of the registration statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

            (e) use its best efforts to obtain the withdrawal of any order suspending the effectiveness of a registration statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registerable Common Stock for sale in any jurisdiction, at the earliest practicable moment;

            (f) use its best efforts to cooperate with the Selling Holders and any Managing Underwriter to facilitate the timely preparation and delivery of certificates representing Registerable Common Stock to be sold, which certificates shall not bear any restrictive legends and shall be in a form eligible for deposit with The Depositary Trust Company; and enable such Registerable Common Stock to be registered in such names as the Managing Underwriter or Selling Holders may request at least two business days prior to any sale of Registerable Common Stock;

            (g) use its best efforts to register or qualify such Registerable Common Stock as promptly as practicable under such other securities or blue sky laws of such jurisdictions as any Selling Holder or Managing Underwriter reasonably (in light of the intended plan of distribution) requests and do any and all other acts and things which may be reasonably necessary or, advisable to enable such Selling Holder or Managing Underwriter to consummate the disposition in such jurisdictions of the Registerable Common Stock owned by such Selling Holder; provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (g), (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction;

            (h) use its best efforts to cause such Registerable Common Stock to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the Selling Holder thereof to consummate the disposition of such Registerable Common Stock;

            (i) enter into customary agreements (including an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registerable Common Stock;

            (j) furnish to each Selling Holder an opinion of counsel to the Company, dated the effective date of the registration statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement) and a comfort letter from the Company's independent public accountants, dated the effective date of such registration statement (and if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement) in customary form and covering such matters of the type customarily covered by comfort letters and such other matters as the Selling Holders of a majority of the shares of Registerable Common Stock being sold or the Managing Underwriter reasonably requests,

            (k) make available to its security holders, as soon as reasonably practicable, an earnings statement covering a period of twelve months, beginning within three months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Act;

            (l) use its best efforts to cause all such Registerable Common Stock to be listed on each securities exchange on which similar securities issued by the Company are then listed or quoted on any inter-dealer quotation system on which similar securities issued by the Company are then quoted;

            (m) use its best efforts to cooperate with the Selling Holders in connection with the disposition of the shares of Registerable Common Stock, including causing senior management of the Company to participate in meetings with prospective investors and in "road show" presentations;

            (n) if any event contemplated by Section 5.1(d)(v) above shall occur, as promptly as practicable prepare a supplement or amendment or post-effective amendment to such registration statement or the related prospectus or any document incorporated therein by reference or promptly file any other required document so that, as thereafter delivered to the purchasers of the Registerable Common Stock, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

            (o) and cooperate and assist in any filing required to be made with the National Association of Securities Dealers, Inc. and in the performance of any reasonable due diligence investigation by any underwriter.

        The Company may require each Selling Holder to promptly furnish in writing to the Company such information regarding the distribution of the Registerable Common Stock as it may from time to time reasonably request and such other information as may be legally required in connection with any registration. Notwithstanding anything herein to the contrary, the Company shall have the right to exclude from any offering the Registerable Common Stock of any Selling Holder who does not comply with the provisions of the immediately preceding sentence.

        Each Selling Holder agrees that, (i) upon receipt of any notice from the Company of the happening of any event which makes any statement made in a registration statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in such registration statement, prospectus or documents so that, in the case of the registration statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (ii) such Selling Holder will forthwith discontinue disposition of Registerable Common Stock pursuant to the registration statement covering such Registerable Common Stock until such Selling Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 5.1(n) hereof, and, if so directed by the Company, such Selling Holder will deliver to the Company all copies, other than permanent file copies, then in such Selling Holder's possession, of the most recent prospectus covering such Registerable Common Stock at the time of receipt of such notice. In the event the Company shall give such notice, the Company shall extend the period during which such registration statement shall be maintained effective by the number of days during the period from and including the date of the giving of notice pursuant to Section 5.1(n) hereof to the date when the Company shall make available to the Selling Holders of Registerable Common Stock covered by such registration statement a prospectus supplemented or amended to conform with the requirements of Section 5.1(n) hereof.

        5.2 Registration Expenses. In connection with any registration statement required to be filed hereunder, the Company shall pay the following registration expenses (the "Registration Expenses"): (a) all registration and filing fees (including, without limitation, with respect to filings to be made with the National Association of Securities Dealers, Inc.), (b) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registerable Common Stock), (c) printing expenses, (d) internal expenses of the Company (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), (e) the fees and expenses incurred in connection with the listing on an exchange of the Registerable Common Stock if the Company shall choose to list such Registerable Common Stock, (f) fees and disbursements of counsel for the Company and customary fees and expenses for independent certified public accountants retained by the Company, (g) the fees and expenses of any special experts retained by the Company in connection with such registration, (h) fees and expenses of any "road shows" or meeting with investors and (i) fees and expenses of any "qualified independent underwriter" or other independent appraiser participating in an offering pursuant to Rule 2720(c) of the National Association of Securities Dealers, Inc. The Company shall not have any obligation to pay any underwriting fees, discounts, or commissions attributable to the sale of Registerable Common Stock or, except as provided by clause (b), (h) or (i) above, any out-of-pocket expenses of the Selling Holders (or the agents who manage their accounts) or the fees and disbursements of counsel for any underwriter.

SECTION 6
TERMINATION

        This Agreement shall terminate upon the earlier of (i) the dissolution, liquidation or winding-up of the Company, (ii) the date on which the DLJ Parties collectively are no longer the beneficial owner of at least five percent (5%) of the Common Stock or (iii) the second anniversary hereof. For the purposes of this Section 6, the DLJ Parties shall be deemed to own any and all Common Stock owned by (i) the DLJ Parties and (ii) any affiliates of any DLJ Party. Notwithstanding the foregoing, the Company's and the DLJ Parties' rights, duties and obligations under Section 5.2 (to the extent of Registration Expenses incurred prior to termination) and Section 7 shall survive the termination of this Agreement.

SECTION 7
INDEMNIFICATION

        7.1 Indemnification by the Company. The Company agrees to indemnify and hold harmless the DLJ Parties, their respective officers, directors and agents, and will agree to indemnify and hold harmless any underwriter of Registerable Common Stock, and each person, if any, who controls any of the foregoing persons within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (individually, a "Loss" and collectively, "Losses") arising from or caused by (x) any untrue statement or alleged untrue statement of a material fact contained in any registration statement, prospectus or any preliminary prospectus relating to the Registerable Common Stock (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and (y) any violation or alleged violation by the Company of the Act, any blue sky laws, securities laws or other applicable laws of any state in which shares of Registerable Common Stock are offered and relating to action or inaction required by the Company in connection with such offering; and will reimburse each such person for any legal or other out-of-pocket expenses reasonably incurred in connection with investigating, or defending against any such Loss (or any proceeding in respect thereof), subject to the provisions of Section 7.3, except that the indemnification provided for in this Section 7.1 shall not apply to Losses that are caused by any such untrue statement or omission or alleged untrue statement or omission based upon and in conformity with information furnished in writing to the Company by or on behalf of any DLJ Party expressly for use therein. Notwithstanding the foregoing, the Company shall not be liable in any such case to the extent that any such Loss arises out of, or is based upon, an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus if (i) any DLJ Party failed to send or deliver a copy of the prospectus included in the relevant registration statement at the time it became effective (the "Prospectus") with or prior to the delivery of written confirmation of the sale of Registerable Common Stock to the person asserting such Loss or who purchased such Registerable Common Stock which are the subject thereof if, in either case, such delivery is required by the Act and (ii) the Prospectus would have corrected such untrue statement or alleged untrue statement or omission or alleged omission; and the Company shall not be liable in any such case to the extent that any such Loss arises out of, or is based upon, an untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact in the Prospectus, if such untrue statement or alleged untrue statement or omission or alleged omission is corrected in any amendment or supplement to the Prospectus and if, having previously been furnished by or on behalf of the Company with copies of the Prospectus as so amended or supplemented, any DLJ Party thereafter fails to deliver such Prospectus as so amended or supplemented prior to or concurrently with the sale of Registerable Common Stock if such delivery is required by the Act.

        7.2 Indemnification by the DLJ Parties. The DLJ Parties agree to indemnify and hold harmless the Company, its officers, directors and agents (including any underwriter of Common Stock), and each person, if any, who controls the Company within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the indemnity made pursuant to clause (x) of Section 7.1 above from the Company to the DLJ Parties, but only with reference to information furnished in writing by or on behalf of the DLJ Parties expressly for use in any registration statement or prospectus relating to shares of Registerable Common Stock, or any amendment or supplement thereto, or any preliminary prospectus.

        7.3 Conduct of Indemnification Proceedings. In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 7.1 or 7.2, such person (the "Indemnified Party") shall promptly notify the person against whom such indemnity may be sought (the " Indemnifying Party") in writing, provided that the omission to so notify the Indemnifying Party will not relieve the Indemnifying Party of any liability it may have under this Agreement or otherwise except to the extent of any loss, damage, liability or expense arising from such omission. The Indemnifying Party, upon the request of the Indemnified Party, shall retain counsel reasonably satisfactory to such Indemnified Party to represent such Indemnified Party and any others the Indemnifying Party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention, (ii) the Indemnified Party shall have failed to comply with its obligations under the preceding sentence or (iii) the Indemnifying Party shall have been advised by its counsel in writing that actual or potential differing interests exist between the Indemnifying Party and the Indemnified Party. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld. The Indemnifying Party shall not agree to any settlement as the result of which any remedy or relief, other than monetary damages for which the Indemnifying Party shall be fully responsible, shall be applied to or against an Indemnified Party without the prior written consent of such Indemnified Party, which consent shall not be unreasonably withheld.

        7.4 Contribution. If the indemnification provided for in this Section 7 from the Indemnifying Party is unavailable to an Indemnified Party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 7.3, any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. No party shall be liable in connection with respect to any action or claim settled without its written consent, which consent shall not be unreasonably withheld.

        The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7.4 were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

SECTION 8
AVAILABLE INFORMATION

        The Company shall take such reasonable actions or file such information, documents and reports as shall be required by the Commission as a condition to the availability of Rule 144 or Rule 144A or any successor provisions.

SECTION 9
ASSIGNMENT OF RIGHTS

        9.1 Assignment of Rights. Subject to Section 9.2, the rights of the DLJ Parties under this Agreement with respect to any Registerable Common Stock may be assigned to any one or more affiliates of a DLJ Party that hold Registerable Common Stock. Any assignment of registration rights pursuant to this Section 9.1 shall be effective upon receipt by the Company of written notice from such assigning DLJ Party stating (i) the name and address of any assignee, (ii) the nature of such assignee's relationship to the assignor and (iii) identifying the Registerable Common Stock with respect to which the rights under this Agreement are being assigned.

        9.2 Scope of Assignment. The rights of an assignee under Section 9.1 shall be the same rights granted to the assigning DLJ Party under this Agreement, except that in no event shall the Company's obligations hereunder be increased due to any such assignment. In connection with any such assignment, the term "DLJ Party" as used herein shall, where appropriate to assign the rights and obligations of such DLJ Party hereunder to such assignee, be deemed to refer to the assignee. After any such assignment, the DLJ Parties shall retain their rights under this Agreement with respect to all other Registerable Common Stock owned by the DLJ Parties.

SECTION 10
MISCELLANEOUS

        10.1 Provision of Information. The DLJ Parties shall, and shall cause its directors, officers, employees and agents to complete and execute all such questionnaires, powers of attorney, indemnities, underwriting agreements and other documents as the Company shall reasonably request in connection with any registration pursuant to this Agreement.

        10.2 Injunctions. Irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specified terms or were otherwise breached. Therefore, the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically the terms of provisions hereof in any court having jurisdiction, such remedy being in addition to any other remedy to which they may be entitled at law or in equity.

        10.3 Common Stock Subject to this Agreement. Only Common Stock now owned by any of the DLJ Parties shall be subject to, and entitled to the benefits of, the terms of this Agreement.

        10.4 Severability. If any term or provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms of provisions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term or provision.

        10.5 Further Assurances. Subject to the specific terms of this Agreement, each of the DLJ Parties and the Company shall make, execute, acknowledge and deliver such other instruments and documents, and take all such other actions as may be reasonably required in order to effectuate the purposes of this Agreement and to consummate the transactions contemplated hereby.

        10.6 Entire Agreement; Modification. This Agreement contains the entire understanding of the parties with respect to the transactions contemplated hereby and supersedes all agreements and understandings with respect to registration rights entered into prior to the execution hereof. This Agreement may be modified only by a written instrument duly executed by or on behalf of all parties. No breach of any covenant, agreement, warranty or representation shall be deemed waived unless expressly waived in writing by or on behalf of the party who might assert such breach.

        10.7 Counterparts. For the convenience of the parties hereto, any number of counterparts of this Agreement may be executed by the parties hereto, but all such counterparts shall be deemed one and the same instrument.

        10.8 Notices. Any and all notices, designations, consents, offers, acceptances or other communications provided for herein (each a "Notice") shall be given in writing by overnight courier, telegram or telecopy which shall be addressed, or sent, to the respective addresses as follows (or such other address as the Company or any DLJ Party may specify to the Company and all other DLJ Parties by Notice):

The Company:

Wilson Greatbatch Technologies
10,000 Wehrle Drive
Clarence, New York 14031
Attention: President
Telecopy No.: (716) 759-5527

with a copy to:

Attention: Robert B. Fleming, Jr.
Hodgson Russ LLP
One M&T Plaza, Suite 2000
Buffalo, New York 14203
Telecopy No.: (716) 849-0349

DLJ Partners II
Eleven Madison Avenue, 16th Floor
New York, New York 10010
Attention: Nicole Arnaboldi/Ivy Dodes
Telecopy No.: (212) 325-8356

DLJ Funding II

DLJMB Funding II, Inc.
Eleven Madison Avenue, 16th Floor
New York, New York 10010
Attention: Nicole Arnaboldi/Ivy Dodes
Telecopy No.: (212) 325-8356

DLJ Partners II-A

DLJ Merchant Banking Partners II-A, L.P.
Eleven Madison Avenue, 16th Floor
New York, New York 10010
Attention: Nicole Arnaboldi/Ivy Dodes
Telecopy No.: (212) 325-8356

Diversified Partners

DLJ Diversified Partners, L.P.
Eleven Madison Avenue, 16th Floor
New York, New York 10010
Attention: Ivy Dodes/Nicole Arnaboldi
Telecopy No.: (212) 325-8256

Diversified Partners-A

DLJ Diversified Partners-A, L.P.
Eleven Madison Avenue, 16th Floor
New York, New York 10010
Attention: Ivy Dodes/Nicole Arnaboldi
Telecopy No.: (212) 325-8256

Millennium Partners

DLJ Millennium Partners, L.P.
c/o DLJ Merchant Banking II, Inc.
Eleven Madison Avenue, 16th Floor
New York, New York 10010
Attention: Ivy Dodes/Nicole Arnaboldi
Telecopy No.: (212) 325-8256

First ESC

DLJ First ESC L.L.C.
c/o DLJ LBO Plans Management Corporation
Eleven Madison Avenue, 16th Floor
New York, New York 10010
Attention: Ivy Dodes/Nicole Arnaboldi
Telecopy No.: (212) 325-8256

Offshore Partners II

DLJ Offshore Partners II, C.V.
c/o DLJ Offshore Management N.V.
John B. Gorsiraweg 14
Willemstad, Curacao
Netherlands, Antilles
Telecopy No.: 011-59-99-614-129

EAB Partners

DLJ EAB Partners, L.P.
c/o DLJ LBO Plans Management Corporation
Eleven Madison Avenue, 16th Floor
New York, NY 10010
Attention: Ivy Dodes/Nicole Arnaboldi
Telecopy No.: (212) 325-8256

UK Partners

UK Investment Plan 1997 Partners
Eleven Madison Avenue, 16th Floor
New York, NY 10010
Attention: Ivy Dodes/Nicole Arnaboldi
Telecopy No.: (212) 325-8256

in each case with a copy to:

Steven D. Rubin, Esq.
Weil, Gotshal & Manges LLP
700 Louisiana, Suite 1600
Houston, Texas 77002
Telecopy No.: (713) 224-9511

        All Notices shall be deemed effective and received (a) if given by telecopy, when such telecopy is transmitted to the telecopy number specified above and receipt thereof is confirmed; (b) if given by overnight courier, on the business day immediately following the day on which such Notice is delivered to a reputable overnight courier service; or (c) if given by telegram, when such Notice is delivered at the address specified above. No DLJ Party shall be entitled to receive a Notice hereunder (or a copy of a Notice delivered to the Company) if, at the time such Notice is to be sent, such DLJ Party (including its affiliates and the employees of such DLJ Party and its affiliates) no longer owns any Common Stock.

        10.9 Section Headings. Headings contained in this Agreement are inserted only as a matter of convenience and in no way define, limit or extend the scope or intent of this Agreement or any provisions hereof.

        10.10 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THIS STATE OF NEW YORK WITHOUT REGARD TO ANY CHOICE OF LAW PRINCIPLES WHICH MIGHT REQUIRE OR PERMIT THE APPLICATION OF LAWS OF ANOTHER JURISDICTION.

        10.11 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by and against the successors and assigns of the parties hereto. Except as provided herein, the parties may not assign their rights under this Agreement and the Company may not delegate its obligations under this Agreement. Any attempted assignment or delegation prohibited hereby shall be void.

        IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date first above written.

WILSON GREATBATCH TECHNOLOGIES, INC.

By:   /s/ Edward F. Voboril
        Edward F. Voboril
        President and Chief Executive Officer

DLJ MERCHANT BANKING PARTNERS II, L.P.

By:     DLJ MERCHANT BANKING II, INC.
          Managing General Partner

By: /s/ Nicole Arnaboldi
Name: Nicole Arnaboldi

DLJMB FUNDING II, INC.

By: /s/ Nicole Arnaboldi
Name: Nicole Arnaboldi

DLJ MERCHANT BANKING PARTNERS II-A, L.P.

By:   DLJ MERCHANT BANKING II, INC.
        Managing General Partner

By: /s/ Nicole Arnaboldi
Name: Nicole Arnaboldi

DLJ DIVERSIFIED PARTNERS, L.P.

By: DLJ DIVERSIFIED PARTNERS, INC.

By: /s/ Nicole Arnaboldi
Name: Nicole Arnaboldi

DLJ DIVERSIFIED PARTNERS-A, L.P.

By: DLJ DIVERSIFIED PARTNERS, INC.

By: /s/ Nicole Arnaboldi
Name: Nicole Arnaboldi

DLJ MILLENNIUM PARTNERS, L.P.

By: DLJ MERCHANT BANKING II, INC.

By: /s/ Nicole Arnaboldi
Name: Nicole Arnaboldi

DLJ FIRST ESC L.L.C.

By:     DLJ LBO PLANS MANAGEMENT
          CORPORATION
          As Manager

By: /s/ Nicole Arnaboldi
Name: Nicole Arnaboldi

DLJ OFFSHORE PARTNERS II, C.V.

By:     DLJ MERCHANT BANKING II, INC.
          Managing General Partner

By: /s/ Nicole Arnaboldi
Name: Nicole Arnaboldi

DLJ EAB PARTNERS, L.P.

By:     DLJ LBO PLANS MANAGEMENT
          CORPORATION

By: /s/ Nicole Arnaboldi
Name: Nicole Arnaboldi

UK INVESTMENT PLAN 1997 PARTNERS

By: DONALDSON, LUFKIN & JENRETTE, INC.

By:______________________________
        Name:
        Title: